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                                                                     EXHIBIT 1.5













INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in Central Garden & Pet Company's Registration Statements Nos. 333-09865, 333-01238, 33-96816, 33-89216 and
33-72326 on Forms S-8, Nos. 333-05261 and 333-22209 on Forms S-4 and Nos.
33-86284 and 333-21603 on Forms S-3 of our report on the Sandoz Flea and Tick Protection Business dated December 20, 1996 (May 23, 1997 as to Note 9) appearing in this Current Report on Form 8-K/A of Central Garden & Pet Company.

DELOITTE & TOUCHE LLP


San Francisco, California
July 11, 1997